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                                                                  Exhibit (e)(6)
                                                                  --------------

                      SUPPLEMENT TO DISTRIBUTION CONTRACT
                      -----------------------------------

                       PIMCO Funds: Multi-Manager Series
                           840 Newport Center Drive
                            Newport Beach, CA 92660

                               ___________, 2001

PIMCO Funds Distributors LLC
2187 Atlantic Street
Stamford, Connecticut 06902

     Re: PIMCO RCM Global Equity Fund, PIMCO RCM Global Small-Cap Fund, PIMCO RCM Global Technology Fund, PIMCO RCM Global Healthcare Fund, PIMCO RCM Large-Cap Growth Fund, PIMCO RCM Mid-Cap Fund, PIMCO RCM Small-Cap Fund, PIMCO RCM Balanced Fund, PIMCO RCM Tax-Managed Growth Fund, PIMCO RCM Biotechnology Fund, PIMCO RCM International Growth Equity Fund, PIMCO RCM Emerging Markets Fund and PIMCO RCM Europe Fund
          ----------------------------------------------------------------------

Ladies and Gentlemen:

     This will confirm the agreement between the undersigned (the "Trust") and PIMCO Funds Distributors LLC (the "Distributor") as follows:

     1. The Trust is an open-end management investment company organized as a Massachusetts business trust and consisting of such separate investment portfolios as have been or may be established by the Trustees of the Trust from time to time. Up to six separate classes of shares of beneficial interest in the Trust are offered to investors with respect to each investment portfolio. PIMCO RCM Global Equity Fund, PIMCO RCM Global Small-Cap Fund, PIMCO RCM Global Technology Fund, PIMCO RCM Global Healthcare Fund, PIMCO RCM Large-Cap Growth Fund, PIMCO RCM Mid-Cap Fund, PIMCO RCM Small-Cap Fund, PIMCO RCM Balanced Fund, PIMCO RCM Tax-Managed Growth Fund, PIMCO RCM Biotechnology Fund, PIMCO RCM International Growth Equity Fund, PIMCO RCM Emerging Markets Fund and PIMCO RCM Europe Fund (the "Funds") are each separate investment portfolios of the Trust.

     2. The Trust and the Distributor have entered into a Distribution Contract (the "Contract") dated May 5, 2000, pursuant to which the Distributor has agreed to be the distributor of shares of beneficial interest in the Trust.

     3. In accordance with paragraph 1 of the Contract, the Trust and the Distributor hereby designate the Funds as additional investment portfolios to which the Contract pertains and adopt the Contract with respect to the Funds, the terms and conditions of the Contract being hereby incorporated herein by reference.
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     4.   This Supplement and the Contract shall become effective with respect to the Funds on ____________ ___, 2001, and shall remain in full force and effect continuously as to a Fund and a class of shares thereof (unless terminated automatically as set forth in Section 17 of the Contract) until terminated:

     (a) Either by such Fund or such class or the Distributor by not more than sixty (60) days' nor less than thirty (30) days' written notice delivered or mailed by registered mail, postage prepaid, to the other party; or

     (b) Automatically as to such Fund or class thereof at the close of business one year from the effective date of this Supplement and the Contract for such Fund listed above, or upon the expiration of one year from the effective date of the last continuance of the Contract, whichever is later, if the continuance of the Contract is not specifically approved at least annually by the Trustees of the Trust or the shareholders of such Fund or such class by the affirmative vote of a majority of the outstanding shares of such Fund or such class, and by a majority of the Trustees of the Trust who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the Plans (as defined in the Contract) or the Contract by vote cast in person at a meeting called for the purpose of voting on such approval.

     Action by a Fund or a class thereof under (a) above may be taken either (i) by vote of the Trustees of the Trust, or (ii) by the affirmative vote of a majority of the outstanding shares of such Fund or such class. The requirement under (b) above that the continuance of this Contract be "specifically approved at least annually" shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder.

     Termination of this Addendum and the Contract pursuant to this section shall be without the payment of any penalty.

     If the Contract is terminated or not renewed with respect to a Fund or any other investment portfolio of the Trust or class of shares thereof, it may continue in effect with respect to any Fund or any class thereof as to which it has not been terminated (or has been renewed).

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     If the foregoing correctly sets forth the agreement between the Trust and the Distributor, please so indicate by signing and returning to the Trust the enclosed copy hereof.

                                             Very truly yours,

                                             PIMCO Funds: Multi-Manager Series


                                             _________________________________
                                             By
                                             Title:


ACCEPTED:

PIMCO Funds Distributors LLC


____________________________
By:
Title:

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